Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2016, relating to the consolidated financial statements of EV Energy Partners, L.P. and subsidiaries and the effectiveness of EV Energy Partners, L.P.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of EV Energy Partners, L.P. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

October 31, 2016